Exhibit 4.2

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 16, 2017 (this “Amendment”), is by and among CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, a Texas limited liability company (the “Borrower”), each Bank, each Issuing Bank and MIZUHO BANK, LTD., as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Borrower, the Banks, the Issuing Banks and the Administrative Agent are parties to that certain Credit Agreement, dated as of March 3, 2016 (the “Credit Agreement”), for the purposes and consideration therein expressed; and

WHEREAS, the Borrower has requested (a) an extension of the Maturity Date pursuant to Section 2.7 of the Credit Agreement and (b) certain other amendments to the Credit Agreement, and, pursuant hereto, the Borrower, the Administrative Agent, the Banks and Issuing Banks party hereto desire to amend the Credit Agreement to effect such extension and amendments as and upon the terms and subject to the conditions set forth herein (the Credit Agreement, as amended hereby, the “Amended Credit Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment which are defined in the Credit Agreement, shall have the meanings assigned to such terms in the Credit Agreement. The interpretive provisions set forth in Section 1.3 of the Credit Agreement shall apply to this Amendment.

SECTION 2. Amendments to the Credit Agreement. Effective as of the Amendment Effective Date (as defined in Section 4):

(a) Maturity Date Extension.

(i) The definition of “Maturity Date” set forth in Section 1.1 of the Credit Agreement is amended by deleting the text “March 3, 2021” contained therein and inserting the text “March 3, 2022” in lieu thereof;

(ii) any notice or notice period specified in Section 2.7 of the Credit Agreement as a condition to such extension is waived; and

(iii) the Borrower shall only have the ability to extend the Maturity Date pursuant to Section 2.7 of the Credit Agreement for one additional one-year period.

(b) Termination of Swingline Loan Subfacility.

(i) The Swingline Commitment is terminated in full; provided, however, that such termination shall not reduce or otherwise affect the Total Commitments or the obligation of each Bank to make Revolving Loans and to participate in L/C Obligations as and to the extent set forth in the Amended Credit Agreement;

(ii) the Borrower is no longer permitted to request, and the Swingline Lender is no longer obligated to make, any Swingline Loan pursuant to the Amended Credit Agreement;

(iii) each provision and term in any Loan Document related to Swingline Loans is deemed to be deleted therefrom, including, without limitation, Section 2.4 of the Credit Agreement and the definitions of “Swingline Commitment”, “Swingline Exposure”, Swingline Lender”, “Swingline Loan” and “Swingline Loan Note” set forth in the Credit Agreement and references to such provisions and terms in any other Loan Document; and

(iv) each Swingline Loan Note is deemed cancelled.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants that, as of the date hereof:

(a) both immediately before and immediately after giving effect to this Amendment, all representations and warranties of the Borrower contained in Section 6.1 of the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that any representation or warranty is qualified by materiality in the text thereof, in which case such representation or warranty is true and correct in all respects), except for those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties are true and correct in all material respects as of such specific date;

(b) at the time of and immediately after giving effect to this Amendment, no Default or Event of Default exists;

(c) the execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action; and

(d) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above (the “Amendment Effective Date”) when, and only when, each of the following conditions is satisfied (or waived in accordance with Section 10.1 of the Credit Agreement):

(a) the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrower, the Administrative Agent, each Issuing Bank and each Bank;

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(b) the Administrative Agent shall have received (i) all fees required to be paid by the Borrower pursuant to fee letters executed and delivered by the Borrower in connection with the Amended Credit Agreement and (ii) all reasonable out-of-pocket expenses required to be paid by the Borrower to the Administrative Agent pursuant to Section 10.5 of the Credit Agreement for which reasonably detailed invoices have been presented to the Borrower on or before the date that is one Business Day prior to the date hereof;

(c) the Administrative Agent shall have received an executed legal opinion, dated as of the Amendment Effective Date, of (i) Baker Botts L.L.P., special counsel to the Borrower, and (ii) the general counsel or an associate general counsel and assistant corporate secretary (or its equivalent) of the Borrower, in each case reasonably satisfactory to the Administrative Agent;

(d) the Administrative Agent shall have received a certificate dated as of the Amendment Effective Date of the Secretary or Assistant Secretary of the Borrower certifying (i) the resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of this Amendment and (ii) that all material authorizations, approvals and consents required to be obtained by the Borrower prior to the Amendment Effective Date in connection with its execution, delivery and performance of this Amendment have been obtained and are in full force and effect; and

(e) the conditions precedent set forth in Section 5.3 of the Credit Agreement shall have been satisfied.

SECTION 5. Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. The execution and delivery of this Amendment by any Bank shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Revolving Loans, in whole or in part, prior to the effectiveness hereof) and binding in respect of all of its Commitments and Revolving Loans, including any acquired subsequent to its execution and delivery of this Amendment and prior to the effectiveness hereof.

SECTION 7. Effect of Amendment. From and after the effectiveness of this Amendment, each reference to “hereof”, “hereunder”, “herein”, “hereby” and “this Agreement” contained in the Credit Agreement, each reference to “thereof”, “thereunder”, “therein”, “thereby” and “the Credit Agreement” contained in the other Loan Documents, and each other similar reference contained in the Credit Agreement and the other Loan Documents, shall refer to the Amended Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of

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the Administrative Agent or the Banks under the Credit Agreement or under any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 8. Headings. Section and subsection headings in this Amendment are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting, this Amendment.

SECTION 9. Entire Agreement. This Amendment and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, as the Borrower

By:	/s/ Carla Kneipp
Name:	Carla Kneipp
Title:	Vice President and Treasurer

[Signature Page to First Amendment to CEHE Credit Agreement]

MIZUHO BANK, LTD, as Administrative Agent, Swingline Lender, an Issuing Bank and a Bank

By:	/s/ Nelson Chang
Name:	Nelson Chang
Title:	Authorized Signatory

[Signature Page to First Amendment to CEHE Credit Agreement]

JPMORGAN CHASE BANK, N.A., as an Issuing Bank and a Bank

By:	/s/ Juan Javellana
Name:	Juan Javellana
Title:	Executive Director

[Signature Page to First Amendment to CEHE Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Frederick W. Price
Name:	Frederick W. Price
Title:	Managing Director

[Signature Page to First Amendment to CEHE Credit Agreement]

BANK OF AMERICA, N.A., as a Bank

By:	/s/ JB Meanor
Name:	JB Meanor
Title:	Managing Director

[Signature Page to First Amendment to CEHE Credit Agreement]

CITIBANK, N.A., as a Bank

By:	/s/ Richard Rivera
Name:	Richard Rivera
Title:	Vice President

[Signature Page to First Amendment to CEHE Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank

By:	/s/ Jeffrey Flagg
Name:	Jeffrey Flagg
Title:	Director

[Signature Page to First Amendment to CEHE Credit Agreement]

THE ROYAL BANK OF CANADA, as a Bank

By:	/s/ Frank Lambrinos
Name:	Frank Lambrinos
Title:	Authorized Signatory

[Signature Page to First Amendment to CEHE Credit Agreement]

BARCLAYS BANK PLC, as a Bank

By:	/s/ Christopher Aitkin
Name:	Christopher Aitkin
Title:	Assistant Vice President

[Signature Page to First Amendment to CEHE Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Bank

By:	/s/ Christopher Day
Name:	Christopher Day
Title:	Authorized Signatory

By:	/s/ Karim Rahimtoola
Name:	Karim Rahimtoola
Title:	Authorized Signatory

[Signature Page to First Amendment to CEHE Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

By:	/s/ Yvonne Tilden
Name:	Yvonne Tilden
Title:	Managing Director

[Signature Page to First Amendment to CEHE Credit Agreement]

REGIONS BANK, as a Bank

By:	/s/ Brian Walsh
Name:	Brian Walsh
Title:	Director

[Signature Page to First Amendment to CEHE Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By:	/s/ James O’Shaughnessy
Name:	James O’Shaughnessy
Title:	Vice President

[Signature Page to First Amendment to CEHE Credit Agreement]

GOLDMAN SACHS BANK USA, as a Bank

By:	/s/ Josh Rosenthal
Name:	Josh Rosenthal
Title:	Authorized Signatory

[Signature Page to First Amendment to CEHE Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Bank

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Signature Page to First Amendment to CEHE Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Jon R Hinard
Name:	Jon R Hinard
Title:	Managing Director

[Signature Page to First Amendment to CEHE Credit Agreement]

TD BANK, N.A., as a Bank

By:	/s/ Shannon Batchman
Name:	Shannon Batchman
Title:	Senior Vice President

[Signature Page to First Amendment to CEHE Credit Agreement]

COMERICA BANK, as a Bank

By:	/s/ LJ. Perenyi
Name:	LJ. Perenyi
Title:	Vice President

[Signature Page to First Amendment to CEHE Credit Agreement]

THE BANK OF NEW YORK MELLON, as a Bank

By:	/s/ Hussam S. Alsahlani
Name:	Hussam S. Alsahlani
Title:	Vice President

[Signature Page to First Amendment to CEHE Credit Agreement]

THE NORTHERN TRUST COMPANY, as a Bank

By:	/s/ Keith L. Burson
Name:	Keith L. Burson
Title:	Senior Vice President

[Signature Page to First Amendment to CEHE Credit Agreement]